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                                                          EXHIBIT 99.9(d)

                 AMENDMENT OF TRANSFER AGENCY SERVICES AGREEMENT

                                     BETWEEN

                               FOREIGN FUND, INC.
                                 (THE "COMPANY")

                                       AND

                         PNC BANK, NATIONAL ASSOCIATION


     Pursuant to the terms of the Transfer Agency Services Agreement dated March 11, 1996 (the "Agreement") between the above named parties, the Agreement is hereby amended to delete the name of Foreign Fund, Inc. as a party to the Agreement and replace the name of such party with WEBS Index Fund, Inc. effective January 2, 1997. Additionally, the names of each Series of the Company are hereby changed in the Agreement as noted below:

OLD SERIES NAME:              NEW SERIES NAME:
Australia Index Series        Australia WEBS Index Series
Austria Index Series          Austria WEBS Index Series
Belgium Index Series          Belgium WEBS Index Series
Canada Index Series           Canada WEBS Index Series
France Index Series           France WEBS Index Series
Germany Index Series          Germany WEBS Index Series
Hong Kong Index Series        Hong Kong WEBS Index Series
Italy Index Series            Italy WEBS Index Series
Japan Index Series            Japan WEBS Index Series
Malaysia Index Series         Malaysia WEBS Index Series
Mexico (Free) Index Series    Mexico (Free) WEBS Index Series
Netherlands Index Series      Netherlands WEBS Index Series
Singapore (Free) Index Series Singapore (Free) WEBS Index Series
Spain Index Series            Spain WEBS Index Series
Sweden Index Series           Sweden WEBS Index Series
Switzerland Index Series      Switzerland WEBS Index Series
United Kingdom Index Series   United Kingdom WEBS Index Series
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This Amendment is effective January 2, 1997.


     WEBS Index Fund, Inc.

By:  ________________________________

Its: ________________________________



Agreed and Accepted:


     PNC Bank, National Association

By:  ________________________________

Its: ________________________________